Exhibit 23.4

CONSENT OF EXPERT

June 16, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Sean McKinley, do hereby consent to (i) the written disclosure regarding:

•	Sections 7, 8, 9, 10, and 23 of the Technical Report, Olympias Mine, Greece, effective December 31, 2023;
•	sections 7, 8, 9, 10, and 23 of the Technical Report, Efemçukuru Gold Mine, Turkey, effective December 31, 2023;
•	sections 7, 8, 9, 10, and 23 of the Technical Report, Kişladağ Gold Mine, Turkey, effective January 17, 2020, as well as section 14.7, originally prepared by Stephen Juras;
•	the Skouries open pit and underground Mineral Resources;
•	the Sapes underground and open pit Mineral Resources;
•	the Piavitsa underground Mineral Resources;
•	the Perama Hill open pit Mineral Resources;
•	the Perama South open pit Mineral Resources;
•	the Certej Mineral Resources; and
•	other information pertaining to these projects

and (ii) the references to the undersigned’s name in connection with the preparation and review of the aforementioned scientific or technical information, in each case, contained in or incorporated by reference into this Registration Statement on Form S-8 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

By:	/s/ Sean McKinley
Sean McKinley, P.Geo.